3Q25	FINANCIALRESULTS

BNY Reports Third Quarter 2025
Earnings Per Common Share of $1.88

NEW YORK, October 16, 2025 – The Bank of New York Mellon Corporation (“BNY”) (NYSE: BK) today has reported financial results for the third quarter of 2025.

CEO COMMENTARY

BNY delivered another quarter of strong results. Record revenue of $5.1 billion was up 9% year-over-year on the back of broad-based growth across the platforms that make up our Securities Services and Market and Wealth Services segments, and we continued to drive significant positive operating leverage. Taken together, we reported a pre-tax margin of 36%, generated an ROTCE of 26%, and earnings per share of $1.88 were up 25% year-over-year.

Our two core transformation programs are showing results. The new commercial model is enabling greater sales momentum and multi-product solutioning, and as we continue to transition additional parts of the company into our platforms operating model, we see the benefits of this new way of working starting to materialize. In addition, we are embracing the power of AI, which, we believe, is for everyone, everywhere and for everything. Last month we launched for all our people the next version of BNY’s AI platform, Eliza – smarter, faster and easier to use.

It is our people and culture that propel us forward on our mission to unlock BNY’s full potential for our clients and shareholders. The clear signs of progress across the company give us confidence that the strategy is working.
– Robin Vince, Chief Executive Officer

EPS	Pre-tax margin	ROE	ROTCE

$1.88	36%	13.7%	25.6% (a)

KEY FINANCIAL INFORMATION

(dollars in millions, except per share amounts and unless otherwise noted)		3Q25 vs.
	3Q25	2Q25	3Q24
Selected income statement data:

Total fee revenue	$3,637	—%	7%
Investment and other revenue	208	N/M	N/M
Net interest income	1,236	3%	18%
Total revenue	$5,081	1%	9%
Provision for credit losses	(7)	N/M	N/M
Noninterest expense	$3,236	1%	4%
Net income applicable to common shareholders	$1,339	(4)%	21%
Diluted EPS	$1.88	(3)%	25%

Selected metrics:

AUC/A (in trillions)	$57.8	4%	11%
AUM (in trillions)	$2.1	2%	—%

Financial ratios:	3Q25	2Q25	3Q24

Pre-tax operating margin	36%	37%	33%
ROE	13.7%	14.7%	12.0%
ROTCE (a)	25.6%	27.8%	22.8%

Capital ratios:

Tier 1 leverage ratio	6.1%	6.1%	6.0%
CET1 ratio	11.7%	11.5%	11.9%

HIGHLIGHTS

Results
•Total revenue of $5.1 billion, increased 9%
•Noninterest expense of $3.2 billion, increased 4%
•Diluted EPS of $1.88, increased 25%

Profitability
•Pre-tax operating margin of 36%
•ROTCE of 25.6% (a)

Balance sheet
•Average deposits of $299 billion, increased 5% year-over-year and were flat sequentially
•Tier 1 leverage ratio of 6.1%, increased 6 bps year-over-year and 2 bps sequentially

Capital distribution
•Returned $1.2 billion of capital to common shareholders
•$381 million of dividends
•$849 million of share repurchases
•Total payout ratio of 92% year-to-date

(a) For information on the Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9.
Note: Above comparisons are 3Q25 vs. 3Q24, unless otherwise noted.
Media: Anneliese Diedrichs + 1 646 468 6026	Investors: Marius Merz +1 212 298 1480

BNY 3Q25 Financial Results
CONSOLIDATED FINANCIAL HIGHLIGHTS

(dollars in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				3Q25 vs.
	3Q25	2Q25	3Q24	2Q25		3Q24
Fee revenue	$3,637	$3,641	$3,404	—%		7%
Investment and other revenue	208	184	196	N/M		N/M
Total fee and other revenue	3,845	3,825	3,600	1		7
Net interest income	1,236	1,203	1,048	3		18
Total revenue	5,081	5,028	4,648	1		9
Provision for credit losses	(7)	(17)	23	N/M		N/M
Noninterest expense	3,236	3,206	3,100	1		4
Income before taxes	1,852	1,839	1,525	1		21
Provision for income taxes	395	404	336	(2)		18
Net income	$1,457	$1,435	$1,189	2%		23%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,339	$1,391	$1,110	(4)%		21%
Operating leverage (a)				11	bps	493	bps
Diluted earnings per common share	$1.88	$1.93	$1.50	(3)%		25%
Average common shares and equivalents outstanding - diluted (in thousands)	712,854	720,007	742,080
Pre-tax operating margin	36%	37%	33%
Metrics:
Average loans	$72,692	$71,265	$69,205	2%		5%
Average deposits	299,326	300,298	284,686	—		5
AUC/A at period end (in trillions) (current period is preliminary)	57.8	55.8	52.1	4		11
AUM at period end (in trillions) (current period is preliminary)	2.1	2.1	2.1	2		—
Non-GAAP measures, excluding notable items: (b)
Adjusted total revenue	$5,069	$5,028	$4,648	1%		9%
Adjusted noninterest expense	3,197	3,194	3,075	—		4
Adjusted operating leverage (a)				73	bps	509	bps
Adjusted diluted earnings per common share	$1.91	$1.94	$1.52	(2)%		26%
Adjusted pre-tax operating margin	37%	37%	33%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
bps – basis points.

KEY DRIVERS (comparisons are 3Q25 vs. 3Q24, unless otherwise noted)
•Total revenue increased 9%, primarily reflecting:
•Fee revenue increased 7%, primarily reflecting net new business, higher client activity and market values, and the favorable impact of a weaker U.S. dollar, partially offset by the mix of AUM flows.
•Investment and other revenue increased primarily reflecting a disposal gain and other investment gains, partially offset by higher net securities losses.
•Net interest income increased 18%, primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by changes in deposit mix.
•Provision for credit losses was a benefit of $7 million, primarily driven by changes in the macroeconomic forecast, partially offset by higher reserves related to commercial real estate exposure.
•Noninterest expense increased 4%, primarily reflecting higher investments, employee merit increases, higher revenue-related expenses and the unfavorable impact of the weaker U.S. dollar, partially offset by efficiency savings.
•Effective tax rate of 21.3%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A increased 11%, primarily reflecting client inflows and higher market values.
•AUM was flat primarily reflecting higher market values, partially offset by cumulative net outflows.

Capital and liquidity
•$381 million of dividends to common shareholders (a); $849 million of common share repurchases.
•Return on common equity (“ROE”) – 13.7%; Return on tangible common equity (“ROTCE”) – 25.6% (b).
•Common Equity Tier 1 (“CET1”) ratio – 11.7%; Tier 1 leverage ratio – 6.1%.
•Average liquidity coverage ratio (“LCR”) – 112%; Average net stable funding ratio (“NSFR”) – 130%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    Including dividend-equivalents on share-based awards.
(b)    See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

2

BNY 3Q25 Financial Results
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Investment services fees:
Asset Servicing	$1,141	$1,094	$1,021	4%	12%
Issuer Services	313	376	285	(17)	10
Total investment services fees	1,454	1,470	1,306	(1)	11
Foreign exchange revenue	143	175	137	(18)	4
Other fees (a)	73	60	57	22	28
Total fee revenue	1,670	1,705	1,500	(2)	11
Investment and other revenue	119	94	105	N/M	N/M
Total fee and other revenue	1,789	1,799	1,605	(1)	11
Net interest income	670	675	609	(1)	10
Total revenue	2,459	2,474	2,214	(1)	11
Provision for credit losses	(3)	(13)	15	N/M	N/M
Noninterest expense	1,656	1,620	1,557	2	6
Income before taxes	$806	$867	$642	(7)%	26%

Total revenue by line of business:
Asset Servicing	$1,915	$1,870	$1,720	2%	11%
Issuer Services	544	604	494	(10)	10
Total revenue by line of business	$2,459	$2,474	$2,214	(1)%	11%

Pre-tax operating margin	33%	35%	29%

Securities lending revenue (b)	$62	$56	$47	11%	32%

Metrics:
Average loans	$10,706	$11,327	$11,077	(5)%	(3)%
Average deposits	$183,081	$185,831	$180,500	(1)%	1%

AUC/A at period end (in trillions) (current period is preliminary) (c)	$41.7	$40.1	$37.5	4%	11%
Market value of securities on loan at period end (in billions) (d)	$554	$516	$484	7%	14%
(a)    Other fees primarily include financing-related fees.
(b)    Included in investment services fees reported in the Asset Servicing line of business.
(c)    Consists of AUC/A primarily from the Asset Servicing line of business and, to a lesser extent, the Issuer Services line of business. Includes the AUC/A of CIBC Mellon Trust Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $2.1 trillion at Sept. 30, 2025, $2.0 trillion at June 30, 2025 and $1.9 trillion at Sept. 30, 2024.
(d)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY acts as agent on behalf of CIBC Mellon clients, which totaled $81 billion at Sept. 30, 2025, $68 billion at June 30, 2025 and $67 billion at Sept. 30, 2024.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Asset Servicing – The year-over-year increase primarily reflects higher client activity, net interest income, market values and a disposal gain. The sequential increase primarily reflects higher client activity, market values and a disposal gain, partially offset by lower foreign exchange revenue.
•Issuer Services – The year-over-year increase primarily reflects higher Depositary Receipts revenue and net interest income in Corporate Trust. The sequential decrease primarily reflects lower Depositary Receipts revenue.
•Noninterest expense increased year-over-year primarily reflecting higher investments, severance expense and revenue-related expenses, and employee merit increases, partially offset by efficiency savings. The sequential increase primarily reflects higher severance expense, investments and litigation reserves, partially offset by lower revenue-related expenses.

3

BNY 3Q25 Financial Results
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				3Q25 vs.
	3Q25	2Q25	3Q24	2Q25	3Q24
Investment services fees:
Pershing	$508	$513	$475	(1)%	7%
Treasury Services	214	209	200	2	7
Clearance and Collateral Management	398	385	354	3	12
Total investment services fees	1,120	1,107	1,029	1	9
Foreign exchange revenue	31	30	23	3	35
Other fees (a)	70	63	58	11	21
Total fee revenue	1,221	1,200	1,110	2	10
Investment and other revenue	22	36	20	N/M	N/M
Total fee and other revenue	1,243	1,236	1,130	1	10
Net interest income	524	506	415	4	26
Total revenue	1,767	1,742	1,545	1	14
Provision for credit losses	(3)	(6)	7	N/M	N/M
Noninterest expense	895	897	834	—	7
Income before taxes	$875	$851	$704	3%	24%

Total revenue by line of business:
Pershing	$729	$739	$649	(1)%	12%
Treasury Services	510	490	424	4	20
Clearance and Collateral Management	528	513	472	3	12
Total revenue by line of business	$1,767	$1,742	$1,545	1%	14%

Pre-tax operating margin	50%	49%	46%

Metrics:
Average loans	$46,278	$44,262	$42,730	5%	8%
Average deposits	$97,497	$96,566	$88,856	1%	10%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$15.8	$15.4	$14.3	3%	10%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Pershing – The year-over-year increase primarily reflects higher net interest income, market values and client activity. The sequential decrease primarily reflects lower client activity.
•Treasury Services – The year-over-year and sequential increases primarily reflect higher net interest income and net new business.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher collateral management balances, clearance volumes and net interest income. The sequential increase primarily reflects higher collateral management balances.
•Noninterest expense increased year-over-year primarily reflecting higher investments, employee merit increases and higher revenue-related expenses, partially offset by efficiency savings.

4

BNY 3Q25 Financial Results
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					3Q25 vs.
	3Q25	2Q25	3Q24	(a)	2Q25	3Q24	(a)
Investment management fees (a)	$776	$748	$782		4%	(1)%
Performance fees	6	10	13		N/M	N/M
Investment management and performance fees	782	758	795		3	(2)
Distribution and servicing fees	69	69	68		—	1
Other fees (b)	(78)	(76)	(68)		N/M	N/M
Total fee revenue	773	751	795		3	(3)
Investment and other revenue (c)	10	9	9		N/M	N/M
Total fee and other revenue (c)	783	760	804		3	(3)
Net interest income	41	41	45		—	(9)
Total revenue	824	801	849		3	(3)
Provision for credit losses	—	—	1		N/M	N/M
Noninterest expense (a)	640	653	672		(2)	(5)
Income before taxes	$184	$148	$176		24%	5%

Total revenue by line of business:
Investment Management (a)	$546	$531	$569		3%	(4)%
Wealth Management	278	270	280		3	(1)
Total revenue by line of business	$824	$801	$849		3%	(3)%

Pre-tax operating margin	22%	19%	21%
Adjusted pre-tax operating margin – Non-GAAP (d)	24%	20%	23%

Metrics:
Average loans	$14,143	$13,991	$13,648		1%	4%
Average deposits	$9,201	$9,216	$10,032		—%	(8)%

AUM (in billions) (current period is preliminary) (e)	$2,142	$2,106	$2,144		2%	—%
Wealth Management client assets (in billions) (current period is preliminary) (f)	$348	$339	$333		3%	5%
(a)    Effective 1Q25, an adjustment for certain rebates, which were previously recorded as distribution and servicing expense, began to be reflected as a reduction of investment management fees. These amounts totaled approximately $20 million for all periods presented and impacted the year-over-year variances for investment management fees and related revenue subtotals, noninterest expense and Investment Management total revenue in the table above.
(b)    Other fees primarily include investment services fees.
(c)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(d)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
(e)    Represents assets managed in the Investment and Wealth Management business segment.
(f)    Includes AUM and AUC/A in the Wealth Management line of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below.
•Investment Management – The year-over-year decrease primarily reflects the mix of AUM flows and the adjustment for certain rebates (offset in noninterest expense) (a), partially offset by higher market values and the favorable impact of the weaker U.S. dollar. The sequential increase primarily reflects higher market values.
•Wealth Management – The sequential increase primarily reflects higher market values.
•Noninterest expense decreased year-over-year primarily reflecting lower revenue-related expenses (including the adjustment for certain rebates (a)) and efficiency savings, partially offset by employee merit increases, higher investments and the unfavorable impact of the weaker U.S. dollar. The sequential decrease primarily reflects lower severance expense.

5

BNY 3Q25 Financial Results
OTHER SEGMENT

The Other segment primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, tax credit investments and other corporate investments, certain business exits and other corporate revenue and expense items.

(dollars in millions)	3Q25	2Q25	3Q24
Fee revenue	$(27)	$(15)	$(1)
Investment and other revenue	45	33	55
Total fee and other revenue	18	18	54
Net interest income (expense)	1	(19)	(21)
Total revenue	19	(1)	33
Provision for credit losses	(1)	2	—
Noninterest expense	45	36	37
(Loss) before taxes	$(25)	$(39)	$(4)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year decrease was primarily driven by higher net securities losses. The sequential increase primarily reflects gains realized on the sale of real estate.

•Noninterest expense increased year-over-year primarily driven by higher staff expense. The sequential increase primarily reflects higher litigation reserves.

6

BNY 3Q25 Financial Results
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	Sept. 30, 2025	June 30, 2025	Dec. 31, 2024
Consolidated regulatory capital ratios: (a)
CET1 ratio	11.7%	11.5%	11.2%
Tier 1 capital ratio	14.4	14.5	13.7
Total capital ratio	15.3	15.5	14.8
Tier 1 leverage ratio (a)	6.1	6.1	5.7
Supplementary leverage ratio (a)	6.7	6.9	6.5
BNY shareholders’ equity to total assets ratio	9.6%	9.0%	9.9%
BNY common shareholders’ equity to total assets ratio	8.6%	7.9%	8.9%

Average LCR (a)	112%	112%	115%
Average NSFR (a)	130%	131%	132%

Book value per common share	$55.99	$54.76	$51.52
Tangible book value per common share – Non-GAAP (b)	$30.60	$29.57	$27.05
Common shares outstanding (in thousands)	697,349	705,241	717,680
(a)    Regulatory capital and liquidity ratios for Sept. 30, 2025 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for Sept. 30, 2025, June 30, 2025 and for Dec. 31, 2024 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $20.6 billion and Tier 1 capital totaled $25.5 billion at Sept. 30, 2025. CET1 capital increased compared with June 30, 2025, primarily reflecting capital generated through earnings and a net increase in accumulated other comprehensive income, partially offset by capital returned through common stock repurchases and dividends. Tier 1 capital was flat as the CET1 capital increase was offset by a net reduction in preferred stock. The CET1 ratio increased compared with June 30, 2025 reflecting the increase in capital, partially offset by higher risk-weighted assets. The Tier 1 leverage ratio increased slightly compared with June 30, 2025 reflecting lower average assets.

NET INTEREST INCOME

Net interest income				3Q25 vs.
(dollars in millions; not meaningful - N/M)	3Q25	2Q25	3Q24	2Q25		3Q24
Net interest income	$1,236	$1,203	$1,048	3%		18%
Add: Tax equivalent adjustment	—	1	—	N/M		N/M
Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$1,236	$1,204	$1,048	3%		18%

Average interest-earning assets	$374,493	$375,542	$356,934	—%		5%

Net interest margin	1.31%	1.27%	1.16%	4	bps	15	bps
Net interest margin (FTE) – Non-GAAP (a)	1.31%	1.27%	1.16%	4	bps	15	bps
(a)    Net interest income (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” beginning on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest income increased year-over-year primarily reflecting the continued reinvestment of maturing investment securities at higher yields and balance sheet growth, partially offset by changes in deposit mix.

•Net interest income increased sequentially primarily reflecting the continued reinvestment of maturing investment securities at higher yields, partially offset by changes in deposit mix.

7

BNY 3Q25 Financial Results
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(dollars in millions)	Quarter ended			Year-to-date
	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	Sept. 30, 2025	Sept. 30, 2024
Fee and other revenue
Investment services fees	$2,585	$2,583	$2,344	$7,579	$6,981
Investment management and performance fees	782	758	794	2,279	2,331
Foreign exchange revenue	166	213	175	535	511
Financing-related fees	67	51	53	178	163
Distribution and servicing fees	37	36	38	110	121
Total fee revenue	3,637	3,641	3,404	10,681	10,107
Investment and other revenue	208	184	196	622	547
Total fee and other revenue	3,845	3,825	3,600	11,303	10,654
Net interest income
Interest income	6,594	6,602	6,652	19,319	19,140
Interest expense	5,358	5,399	5,604	15,721	16,022
Net interest income	1,236	1,203	1,048	3,598	3,118
Total revenue	5,081	5,028	4,648	14,901	13,772
Provision for credit losses	(7)	(17)	23	(6)	50
Noninterest expense
Staff	1,745	1,768	1,736	5,347	5,313
Software and equipment	542	527	491	1,582	1,442
Professional, legal and other purchased services	404	388	370	1,158	1,093
Sub-custodian and clearing	141	150	117	422	370
Net occupancy	140	132	130	408	388
Distribution and servicing	68	63	90	196	274
Business development	45	53	48	146	134
Bank assessment charges	6	22	10	66	20
Amortization of intangible assets	12	11	12	34	37
Other	133	92	96	335	275
Total noninterest expense	3,236	3,206	3,100	9,694	9,346
Income
Income before taxes	1,852	1,839	1,525	5,213	4,376
Provision for income taxes	395	404	336	1,099	990
Net income	1,457	1,435	1,189	4,114	3,386
Net (income) attributable to noncontrolling interests related to consolidated investment management funds	(12)	(12)	(7)	(26)	(11)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,445	1,423	1,182	4,088	3,375
Preferred stock dividends	(106)	(32)	(72)	(209)	(169)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$1,339	$1,391	$1,110	$3,879	$3,206

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2025	June 30, 2025	Sept. 30, 2024	Sept. 30, 2025	Sept. 30, 2024
(in dollars)
Basic	$1.90	$1.95	$1.51	$5.43	$4.29
Diluted	$1.88	$1.93	$1.50	$5.39	$4.26

8

BNY 3Q25 Financial Results
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest income, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY has included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

See “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bny.com for additional reconciliations of Non-GAAP measures.

BNY has also included revenue measures excluding notable items, including a disposal gain. Expense measures, excluding notable items, including severance expense, litigation reserves and the FDIC special assessment, are also presented. Litigation reserves represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Net income applicable to common shareholders of The Bank of New York Mellon Corporation, diluted earnings per share, operating leverage, return on common equity, return on tangible common equity and pre-tax operating margin, excluding the notable items mentioned above, are also provided. These measures are provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Reconciliation of Non-GAAP measures, excluding notable items					3Q25 vs.
(dollars in millions, except per share amounts)	3Q25	2Q25	3Q24		2Q25		3Q24
Total revenue – GAAP	$5,081	$5,028	$4,648		1%		9%
Less: Disposal gain (a)	12	—	—
Adjusted total revenue – Non-GAAP	$5,069	$5,028	$4,648		1%		9%

Noninterest expense – GAAP	$3,236	$3,206	$3,100		1%		4%
Less: Severance expense (b)	50	34	40
Litigation reserves (b)	3	(16)	2
FDIC special assessment (b)	(14)	(6)	(17)
Adjusted noninterest expense – Non-GAAP	$3,197	$3,194	$3,075		—%		4%

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,339	$1,391	$1,110		(4)%		21%
Less: Disposal gain (a)	9	—	—
Severance expense (b)	(39)	(27)	(31)
Litigation reserves (b)	(2)	16	(2)
FDIC special assessment (b)	11	5	13
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation – Non-GAAP	$1,360	$1,397	$1,130		(3)%		20%

Diluted earnings per common share – GAAP	$1.88	$1.93	$1.50		(3)%		25%
Less: Disposal gain (a)	0.01	—	—
Severance expense (b)	(0.05)	(0.04)	(0.04)
Litigation reserves (b)	—	0.02	—
FDIC special assessment (b)	0.01	0.01	0.02
Total diluted earnings per common share impact of notable items	(0.03)	(0.01)	(0.03)	(c)
Adjusted diluted earnings per common share – Non-GAAP	$1.91	$1.94	$1.52	(c)	(2)%		26%
Operating leverage – GAAP (d)					11	bps	493	bps
Adjusted operating leverage – Non-GAAP (d)					73	bps	509	bps
(a)    Reflected in Investment and other revenue.
(b)    Severance expense is reflected in Staff expense, Litigation reserves in Other expense, and FDIC special assessment in Bank assessment charges, respectively.
(c)    Does not foot due to rounding.
(d)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps - basis points.

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BNY 3Q25 Financial Results

Pre-tax operating margin reconciliation
(dollars in millions)	3Q25	2Q25	3Q24
Income before taxes – GAAP	$1,852	$1,839	$1,525
Impact of notable items (a)	(27)	(12)	(25)
Adjusted income before taxes, excluding notable items – Non-GAAP	$1,879	$1,851	$1,550

Total revenue – GAAP	$5,081	$5,028	$4,648
Impact of notable items (a)	12	—	—
Adjusted total revenue, excluding notable items – Non-GAAP	$5,069	$5,028	$4,648

Pre-tax operating margin – GAAP (b)	36%	37%	33%
Adjusted pre-tax operating margin – Non-GAAP (b)	37%	37%	33%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Income before taxes divided by total revenue.

Return on common equity and return on tangible common equity reconciliation
(dollars in millions)	3Q25	2Q25	3Q24
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$1,339	$1,391	$1,110
Add: Amortization of intangible assets	12	11	12
Less: Tax impact of amortization of intangible assets	3	2	3
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets – Non-GAAP	$1,348	$1,400	$1,119
Impact of notable items (a)	(21)	(6)	(20)
Adjusted net income applicable to common shareholders of The Bank of New York Mellon Corporation, excluding amortization of intangible assets and notable items – Non-GAAP	$1,369	$1,406	$1,139

Average common shareholders’ equity	$38,626	$37,892	$36,772
Less: Average goodwill	16,787	16,748	16,281
Average intangible assets	2,842	2,850	2,827
Add: Deferred tax liability – tax deductible goodwill	1,236	1,236	1,220
Deferred tax liability – intangible assets	665	668	656
Average tangible common shareholders’ equity – Non-GAAP	$20,898	$20,198	$19,540

Return on common equity – GAAP (b)	13.7%	14.7%	12.0%
Adjusted return on common equity – Non-GAAP (b)	14.0%	14.8%	12.2%

Return on tangible common equity – Non-GAAP (b)	25.6%	27.8%	22.8%
Adjusted return on tangible common equity – Non-GAAP (b)	26.0%	27.9%	23.2%
(a)    See page 9 for details of notable items and line items impacted.
(b)    Returns are annualized.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

A number of statements in this Earnings Release and in our Financial Supplement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our strategic priorities, financial performance and financial targets. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as we complete our Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2025. Forward-looking statements are not guarantees of future results or occurrences, are inherently uncertain and are based upon current beliefs and expectations of future events, many of which are, by their nature, difficult to predict, outside of our control and subject to change.

By identifying these statements for you in this manner, we are alerting you to the possibility that our actual results may differ, possibly materially, from the anticipated results expressed or implied in these forward-looking statements as a result of a number of important factors, including the risk factors and other uncertainties set forth in our Annual Report on Form 10-K for the year ended Dec. 31, 2024 and our other filings with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statement. All forward-looking statements speak only as of the date on which they were made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

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BNY 3Q25 Financial Results
ABOUT BNY

BNY is a global financial services company that helps make money work for the world – managing it, moving it and keeping it safe. For more than 240 years BNY has partnered alongside clients, putting its expertise and platforms to work to help them achieve their ambitions. Today BNY helps over 90% of Fortune 100 companies and nearly all the top 100 banks globally access the money they need. BNY supports governments in funding local projects and works with over 90% of the top 100 pension plans to safeguard investments for millions of individuals, and so much more. As of Sept. 30, 2025, BNY oversees $57.8 trillion in assets under custody and/or administration and $2.1 trillion in assets under management.

BNY is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Headquartered in New York City, BNY has been named among Fortune’s World’s Most Admired Companies and Fast Company’s Best Workplaces for Innovators. Additional information is available on www.bny.com. Follow on LinkedIn or visit the BNY Newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Robin Vince, Chief Executive Officer, and Dermot McDonogh, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 7:30 a.m. ET on Oct. 16, 2025. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing +1 (800) 390-5696 (U.S.) or +1 (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bny.com/investorrelations. Earnings materials will be available at www.bny.com/investorrelations beginning at approximately 6:30 a.m. ET on Oct. 16, 2025.

An archived version of the third quarter conference call and audio webcast will be available beginning on Oct. 16, 2025 at approximately 12:00 p.m. ET through Nov. 14, 2025 at www.bny.com/investorrelations.

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